EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	AirTran Airways
January 29, 2008		Tad Hutcheson
Judy Graham-Weaver
Arne Haak (Financial)		Quinnie Jenkins
407.318.5187		678.254.7442

AIRTRAN HOLDINGS, INC., REPORTS 2007 NET PROFIT OF $52.7 MILLION

- Best Net Profit since 2003 -

- Fourth Quarter Unit Revenues Increase 9.4 Percent -

- Annual Revenues Grow By Over 22.1 Percent on a 19.4 Percent Increase in Capacity -

- Set New Records for Annual Load Factor, Passengers and Revenues -

ORLANDO, Fla. (January 29, 2008) – AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported net income of $52.7 million for the full year 2007 or $0.56 per diluted share. For the fourth quarter, AirTran reported a net loss of $2.2 million or $0.02 per diluted share.

Included in the full year results is a charge associated with the termination of AirTran’s exchange offer for Midwest Air Group and a gain on the sale of two aircraft. The combined impact of these two items resulted in a reduction of earnings of $2.8 million, net of tax, or $0.02 per diluted share. The combined impact of these two items resulted in a reduction of earnings of $2.8 million, net of tax, or $0.02 per diluted share. For the full year and fourth quarter of 2006, AirTran reported net income of $14.7 million or $0.16 per diluted share and a $3.6 million or $0.04 loss per diluted share, respectively.

“We finished the year with very strong revenue performance reflecting the high quality of our service and diversified network, which was especially important given the challenging operating environment and record high fuel costs in 2007, “ said Bob Fornaro, AirTran Airways’ president and chief executive officer. “We are proud of our improved profitability, and our dedicated, hard-working Crew Members deserve all the credit. Their loyalty and outstanding customer service have taken AirTran Airways to new heights, and I look to our future performance with optimism.”

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AirTran Reports 2007 Net Profit of $52.7 Million

During the fourth quarter, capacity grew by 15.1 percent and traffic rose by 25.5 percent, resulting in a load factor of 75.3 percent, a 6.3 point increase year over year. Revenues for the fourth quarter grew 26.5 percent and passenger unit revenue increased 9.4 percent. For the full year, capacity increased by 19.4 percent and traffic rose 25.0 percent, which resulted in a record load factor of 76.2 percent. Total revenues grew by 22.1 percent to a record $2.3 billion.

Commenting on the fourth quarter, Kevin Healy, senior vice president of marketing and planning for AirTran Airways, said, “With double-digit capacity growth and seven new destinations added to our growing network in 2007, we’re pleased to report very strong unit revenue performance.” He added, “While we remain in a very challenging business environment in 2008 our advance bookings and demand look strong, and I am optimistic about our revenue performance going forward.”

AirTran Airways reduced its total operating unit costs for the year by 1.7 percent despite a 2.8 percent increase in the price of fuel. Non-fuel unit operating costs declined by 2.6 percent for the year. During the fourth quarter, non-fuel unit costs increased 2.2 percent due to significant weather events, increased maintenance, and distribution costs related to higher passenger traffic and revenues.

Commenting on the fourth quarter performance, AirTran Airways’ senior vice president and chief financial officer Stan Gadek said, “I am very pleased that we have continued to lower our non-fuel unit costs for the sixth consecutive year. AirTran’s ability to deliver a high quality product with an industry leading cost structure has enabled us to report a significant increase in profits.”

Recent highlights of AirTran Airways’ accomplishments include:

•	Added ten new Boeing 737-700 aircraft in 2007, which increased our 737 fleet to 50 aircraft and total fleet to 137 aircraft.

•	Initiated service to seven new destinations in 2007 – Charleston, S.C.; Daytona Beach, Fla.; Newburgh, N.Y.; Phoenix, Ariz.; Portland, Maine; St. Louis, Mo.; and San Diego, Calif.

•	Secured financing on all aircraft deliveries through December 2008.

•	Launched 30 new non-stop routes in 2007 throughout our network.

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AirTran Reports 2007 Net Profit of $52.7 Million

•	Announced the commencement of service to San Juan, Puerto Rico beginning March 5, 2008.

•	Created more than 800 new jobs throughout the company in 2007 for a total of nearly 8,900 Crew Members.

•	Announced a multi-year partnership with the State of Florida and the City of Orlando for a new Operations Center that will create more than 120 new jobs in Central Florida over the next three years.

•

Announced expansion of Milwaukee service with the addition of nonstop flights to New York (LaGuardia), Los Angeles, San Diego, and San Francisco, Calif., Boston, Mass. and Seattle, Wash. with flights starting in May 2008.

AirTran Holdings, Inc., will conduct a conference call to discuss quarterly results today at 9:00 a.m. Eastern Standard Time. A live broadcast of the conference call will be available via the Internet in the investor relations section at www.airtran.com.

AirTran Holdings, Inc., a Fortune 1000 company, is the parent company of AirTran Airways, which offers more than 700 affordable, daily flights to 56 U.S. destinations. With nearly 8,900 friendly Crew Members and America’s youngest all-Boeing fleet, AirTran Airways provides XM Satellite Radio and Business Class seating on every flight. For more information and free online booking, visit airtran.com.

Editor’s note: Statements regarding the Company’s operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K/A for the year ended December 31, 2006. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

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* Attached: Consolidated Statements of Operations*

AirTran Holdings, Inc.

Consolidated Statements of Operations

(In thousands, except per share data and statistical summary)

(Unaudited)

	Three Months Ended December 31,				Percent Change
	2007		2006
Operating Revenues:
Passenger	$553,923		$439,843		25.9
Cargo	300		918		(67.3)
Other	29,613		20,754		42.7

Total operating revenues	583,836		461,515		26.5
Operating Expenses:
Salaries, wages and benefits	114,396		102,713		11.4
Aircraft fuel	221,105		163,470		35.3
Aircraft rent	60,622		60,618		0.0
Distribution	22,638		16,139		40.3
Maintenance, materials and repairs	39,532		28,723		37.6
Landing fees and other rents	32,238		24,068		33.9
Aircraft insurance and security services	5,902		6,797		(13.2)
Marketing and advertising	8,897		9,263		(4.0)
Depreciation	13,613		10,436		30.4
Other operating	50,000		37,187		34.5

Total operating expenses	568,943		459,414		23.8

Operating Income	14,893		2,101		—
Other (Income) Expense:
Interest income	(4,386)		(5,292)		(17.1)
Interest expense	20,448		15,065		35.7
Capitalized interest	(2,134)		(3,145)		(32.1)
Gain on sale of aircraft	—		—		—
Midwest exchange offer expenses	—		—		—
Other	1,695		—		—

Other (income) expense, net	15,623		6,628		—

Income (Loss) Before Income Taxes	(730)		(4,527)		(83.9)
Income Tax Expense (Benefit)	1,441		(972)		—

Net Income (Loss)	$(2,171)		$(3,555)		(38.9)

Earnings (Loss) per Common Share
Basic	$(0.02)		$(0.04)		(50.0)
Diluted	$(0.02)		$(0.04)		(50.0)
Weighted-average Shares Outstanding
Basic	91,786		91,092		0.8
Diluted	91,786		91,092		0.8
EBITDA	$26,811		$12,537		—
Operating margin	2.6	percent	1.5	percent	2.1	pts.
Net margin	(0.4	)percent	(0.8	)percent	0.4	pts.

Fourth Quarter Statistical Summary:
Revenue passengers	5,934,141		5,017,232		18.3
Revenue passenger miles (000s)	4,313,551		3,438,110		25.5
Available seat miles (000s)	5,732,017		4,981,377		15.1
Block hours	134,119		121,470		10.4
Passenger load factor	75.3	percent	69.0	percent	6.3	pts.
Break-even load factor	75.4	percent	69.7	percent	5.7	pts.
Average fare	$93.35		$87.67		6.5
Average yield per RPM	12.84	cents	12.79	cents	0.4
Passenger revenue per ASM	9.66	cents	8.83	cents	9.4
Operating cost per ASM	9.93	cents	9.22	cents	7.7
Fuel price neutral cost per ASM	9.25	cents	9.22	cents	0.3
Non-fuel operating cost per ASM	6.07	cents	5.94	cents	2.2
Average cost of aircraft fuel per gallon	$2.45		$2.02		21.3
Gallons of fuel burned	90,307,722		80,932,598		11.6
Weighted-average number of aircraft	137		123		11.4

	Twelve Months Ended December 31,				Percent Change
	2007		2006
Operating Revenues:
Passenger	$2,198,910		$1,814,907		21.2
Cargo	3,433		3,861		(11.1)
Other	107,640		73,315		46.8

Total operating revenues	2,309,983		1,892,083		22.1
Operating Expenses:
Salaries, wages and benefits	451,818		390,348		15.7
Aircraft fuel	803,640		675,336		19.0
Aircraft rent	242,764		230,699		5.2
Distribution	88,461		69,888		26.6
Maintenance, materials and repairs	151,265		126,062		20.0
Landing fees and other rents	122,800		100,761		21.9
Aircraft insurance and security services	23,761		25,678		(7.5)
Marketing and advertising	40,415		44,792		(9.8)
Depreciation	48,485		30,078		61.2
Other operating	198,648		157,580		26.1

Total operating expenses	2,172,057		1,851,222		17.3

Operating Income	137,926		40,861		—
Other (Income) Expense:
Interest income	(20,401)		(21,714)		(6.0)
Interest expense	75,530		50,861		48.5
Capitalized interest	(9,226)		(12,943)		(28.7)
Gain on sale of aircraft	(6,234)		—		—
Midwest exchange offer expenses	10,650		—		—
Other	255		—		—

Other (income) expense, net	50,574		16,204		—

Income Before Income Taxes	87,352		24,657		—
Income Tax Expense	34,669		9,943		—

Net Income	$52,683		$14,714		—

Earnings per Common Share
Basic	$0.58		$0.16		—
Diluted	$0.56		$0.16		—
Weighted-average Shares Outstanding
Basic	91,574		90,504		1.2
Diluted	104,319		92,436		12.9
EBITDA	$181,740		$70,939		—
Operating margin	6.0	percent	2.2	percent	3.8	pts.
Net margin	2.3	percent	0.8	percent	1.5	pts.

Twelve Month Statistical Summary:
Revenue passengers	23,780,058		20,051,219		18.6
Revenue passenger miles (000s)	17,297,724		13,836,378		25.0
Available seat miles (000s)	22,692,355		19,007,416		19.4
Block hours	531,559		463,854		14.6
Passenger load factor	76.2	percent	72.8	percent	3.4	pts.
Break-even load factor	73.2	percent	71.8	percent	1.4	pts.
Average fare	$92.47		$90.51		2.2
Average yield per RPM	12.71	cents	13.12	cents	(3.1)
Passenger revenue per ASM	9.69	cents	9.55	cents	1.5
Operating cost per ASM	9.57	cents	9.74	cents	(1.7)
Fuel price neutral cost per ASM	9.47	cents	9.74	cents	(2.8)
Non-fuel operating cost per ASM	6.03	cents	6.19	cents	(2.6)
Average cost of aircraft fuel per gallon	$2.23		$2.17		2.8
Gallons of fuel burned	359,759,033		310,925,717		15.7
Weighted-average number of aircraft	134		116		15.5

*	Statistical calculations for 2007 exclude Midwest exchange offer expenses of $10.7 million and the gain related to the sale of two B737 aircraft of $6.2 million and the related tax effect.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three Months and Twelve Months Ended December 31, 2007 and 2006

Within our press release, we make reference to certain non-GAAP financial measures including EBITDA. Earnings before income taxes, interest, depreciation and amortization (“EBITDA”) is a supplemental non-GAAP financial measure used by management, as well as industry analysts, to evaluate operations and operating performance. We are also presenting EBITDA because it is used by some industry analysts and investors as a way to assess a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Our disclosure of non-fuel operating cost (non-fuel CASM) and fuel price neutral cost per available seat mile (fuel price neutral CASM) is consistent with financial measures reported by other airlines and analysts. We believe that non-fuel CASM and fuel price neutral CASM provide a better understanding of our operations. Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond our control. We have also disclosed net margin and break-even load factor as adjusted to exclude the impact of certain special items. We believe excluding special items in these measures assists investors in understanding the impact of special items on our operations and in comparing our operating results from period to period.

We believe that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a year-over-year and a quarter-over-quarter basis. However, because these measures are not determined in accordance with accounting principles generally accepted in the United States, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result the aforementioned measures as presented may not be directly comparable to similarly titled measures presented by other companies. The non-GAAP measures are presented as supplemental information and not as alternatives to any GAAP measurements.

Amounts in ‘000’s

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
The following table reconciles net income (loss) to EBITDA:
Net income (loss)	$(2,171)	$(3,555)	$52,683	$14,714
Add back:
Income tax expense (benefit)	1,441	(972)	34,669	9,943
Interest expense, net	13,928	6,628	45,903	16,204
Depreciation	13,613	10,436	48,485	30,078

EBITDA	$26,811	$12,537	$181,740	$70,939

The following table reconciles net margin (loss) to net margin (loss) adjusted:
Net income (loss)	$(2,171)	$(3,555)	$52,683	$14,714
Plus:
Midwest exchange offer expenses, net of tax	—	—	6,656	—
Less:
Gain, net of taxes	—	—	(3,896)	—

Net income (loss), adjusted	$(2,171)	$(3,555)	$55,443	$14,714

Total operating revenues	583,836	461,515	2,309,983	1,892,083
Net margin (loss), adjusted (percent)	(0.4)	(0.8)	2.4	0.8

The following table reconciles break-even load factor to break-even load factor adjusted:
Total operating expenses	$568,943	$459,414	$2,172,057	$1,851,222
Plus:
Other (income) expense, net	15,623	6,628	50,574	16,204
Gain on sale of aircraft	—	—	6,234	—
Less:
Cargo revenue	300	918	3,433	3,861
Other revenue	29,613	20,754	107,640	73,315
Midwest exchange offer expenses	—	—	10,650	—

	$554,653	$444,370	$2,107,142	$1,790,250

Average yield per RPM (cents)	12.84	12.79	12.71	13.12
ASM’s (000)	5,732,017	4,981,377	22,692,355	19,007,416
Break-even load factor adjusted	75.4	69.7	73.1	71.8

The following table shows the calculation of non-fuel operating cost per ASM:
Total operating expenses	$568,943	$459,414	$2,172,057	$1,851,222
Less: aircraft fuel	(221,105)	(163,470)	(803,640)	(675,336)

Non-fuel operating cost	$347,838	$295,944	$1,368,417	$1,175,886

ASMs (000)	5,732,017	4,981,377	22,692,355	19,007,416
Non-fuel operating cost per ASM (cents)	6.07	5.94	6.03	6.19

The following table shows the calculation of fuel price neutral cost per ASM:
Gallons of fuel burned	90,307,722		359,759,033
Prior year cost of fuel (dollars/gallon)	2.02		2.17
Total operating expenses	$568,943	$459,414	$2,172,057	$1,851,222
Aircraft fuel based on prior year price	182,422		780,677
Aircraft fuel for current period	(221,105)		(803,640)

Adjusted total operating expenses	$530,260		$2,149,094

ASMs (000)	5,732,017	4,981,377	22,692,355	19,007,416
Fuel-neutral cost per ASM (cents)	9.25	9.22	9.47	9.74